UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2007
Date of Report (Date of earliest event reported)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 8.01 Other Events

          On November 27, 2007 CIT Group Inc. (“CIT”) made available to investors a pricing supplement, dated November 27, 2007, a prospectus supplement, dated November 27, 2007 and a prospectus, dated October 17, 2007, with respect to the issuance of $2,000,000,000 aggregate principal amount of 7.625% Senior Notes due November 30, 2012 (the “Notes”).

          The Notes were issued pursuant to an indenture, dated as of January 20, 2006, between CIT and JPMorgan Chase Bank, N.A., as trustee (the “Base Indenture”), as amended and supplemented by a first supplemental indenture dated as of February 13, 2007 among CIT, JPMorgan Chase Bank, N.A. and The Bank of New York, as successor trustee (the “Supplemental Indenture”).

          CIT filed a form of the Base Indenture as Exhibit 4.3 to its shelf registration statement filed with the SEC (File No. 333-131159) on January 20, 2006, and a copy of the Supplemental Indenture as Exhibit 4.1 to its report on Form 8-K, dated February 6, 2007, filed with the Commission on February 13, 2007.

          This Current Report on Form 8-K is being filed to satisfy the requirement to file an opinion regarding legality of the Notes.

          In connection with the issuance of the Notes, Shearman & Sterling LLP, counsel to CIT, has delivered an opinion to CIT, dated November 30, 2007, regarding the legality of the Notes upon issuance and sale thereof on November 30, 2007. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

	5.1	Opinion of Shearman & Sterling LLP

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT GROUP INC.

Dated: November 30, 2007	By: /s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President & Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Shearman & Sterling LLP